EXHIBIT 99.1

For further information: Lori A. Gwizdala, CFO Chemical Financial Corporation 989 839 5358

For Immediate Release

Chemical Financial Corporation Reports First Quarter 2007 Earnings

Announces Reorganization of Retail Banking Operations

MIDLAND, Mich., April 16, 2007 (PRIME NEWSWIRE) -- Chemical Financial Corporation's (Nasdaq:CHFC) Board of Directors today announced 2007 first quarter net income of $9.0 million, or $0.36 per diluted share, versus net income of $11.9 million, or $0.47 per diluted share, in the first quarter of 2006.

"Decreasing net interest income coupled with an increase in our provision for loan losses and operating expenses led to an unacceptable decline in net income in comparison to the first quarter of 2006. In response, we are instituting measures to improve our financial performance while maintaining our investment in longer-term growth initiatives." said David B. Ramaker, Chairman, President and Chief Executive Officer of Chemical Financial Corporation. "Specifically, we are announcing the reorganization of our retail banking operations and consolidating support operations while eliminating approximately 50 positions bankwide.

"The reorganization of our retail banking operations will align the operations into four distinct regions, each to be led by a senior executive with accountability for that executive's region's results," added Ramaker. "We continue to invest in improving sales and service in our retail delivery channel. Our short-term objectives in this area are to increase our market share by increasing the number of households who hold multiple products with Chemical Bank while improving customer retention by enhancing service delivery levels. In combination, these factors can drive incremental revenue growth despite a stagnant Michigan economy."

Chemical Financial Corporation will reorganize its retail banking operations from its current 15 community bank structure into a four-region structure. As a result of the reorganization, a number of management and support positions will be eliminated through a combination of early retirements, attrition and staff reductions. In addition, the Company will centralize six operations departments whose functions are currently spread throughout the organization, consolidating positions in the process. Importantly, these eliminations will not affect front-line service, as they will be concentrated among back office and management positions. In conjunction with the reorganization, Chemical Financial Corporation estimates it will incur a one-time, second quarter pre-tax charge to earnings of $1.5 million for early retirement and severance costs. Subsequent to the year of implementation, it is expected that the reorganization will yield annual pre-tax compensation expense savings of approximately $2 million.

Net interest income was $31.8 million in the first quarter of 2007, a decrease of 5.4 percent from first quarter 2006 net interest income of $33.6 million. The decrease in net interest income was attributable primarily to a decrease in net interest margin. The net interest margin (on a tax-equivalent basis) in the first quarter of 2007 was 3.62 percent, down from 3.73 percent in the fourth quarter of 2006 and 3.90 percent in the first quarter of 2006. The decline in net interest margin was primarily attributable to increases in rates paid on interest-bearing liabilities exceeding increases in rates earned on interest-earning assets, as deposits continue to re-price more rapidly than loans, and the impact of funds migrating within the deposit portfolio from lower cost transaction and savings accounts to higher cost savings and time deposits. Management anticipates that the decline in net interest income will moderate as the pace of interest rate increases has slowed.

The provision for loan losses was $1.625 million in the first quarter of 2007, compared to $2.59 million in the fourth quarter of 2006 and $0.46 million in the first quarter of 2006. Net loan charge-offs were $0.7 million in the first quarter of 2007, down significantly from $3.8 million in the fourth quarter of 2006, but up from $0.5 million in the first quarter of 2006. The increase in the provision for loan losses in the first quarter of 2007, as compared to the first quarter of 2006, was primarily reflective of an increase in nonaccrual real estate commercial and real estate residential loans due to a general deterioration in credit quality attributable, in part, to the continuing recessionary Michigan economy. The allowance for loan losses of $35.0 million at March 31, 2007 was 1.25 percent of total loans, up from 1.21 percent of total loans at December 31, 2006 but down slightly from 1.27 percent of total loans at March 31, 2006. At March 31, 2007, nonperforming loans as a percentage of total loans were 1.26 percent, up from 0.96 percent at December 31, 2006 and from 0.73 percent at March 31, 2006.

At March 31, 2007, nonperforming assets totaled $44.44 million, up substantially from $35.76 million at December 31, 2006, and up from $27.58 million at March 31, 2006. The $8.68 million increase in nonperforming assets from the previous quarter's end was due primarily to increases in nonaccrual real estate commercial and real estate residential loans.

Total noninterest income was $10.0 million in the first quarter of 2007, up slightly from $9.8 million in the first quarter of 2006. Modest increases in other charges and fees for customer services and trust and investment services revenue more than offset slight declines in service charges on deposit accounts and other income.

Operating expenses of $26.8 million in the first quarter of 2007 were up $1.6 million, or 6.5 percent, from the first quarter of 2006, due primarily to an increase in "other" expense attributable to higher professional and consulting fees of $1 million. In addition, approximately $0.5 million of the increase in operating expenses between the first quarter of 2006 and the first quarter of 2007 was attributable to additional operating expenses associated with the two branches acquired in August 2006 and the opening of four new branches later in 2006 and 2007. The Company's first quarter 2007 efficiency ratio of 63.2 percent was up from 54.4 percent in the fourth quarter of 2006, and from 57.3 percent in the first quarter of 2006. The increase in the efficiency ratio from the prior year was attributable to the decrease in net interest income combined with the aforementioned increase in operating expenses.

Total assets were $3.82 billion at March 31, 2007, up slightly from $3.79 billion at December 31, 2006 and from $3.74 billion at March 31, 2006. At March 31, 2007, total loans were $2.80 billion, compared to $2.81 billion at December 31, 2006 and $2.69 billion at March 31, 2006. Investment securities were $613 million at March 31, 2007, down from $615 million at December 31, 2006 and $673 million at March 31, 2006. The decrease in investment securities from the prior year first quarter was primarily attributable to the Company using excess liquidity from maturing investment securities to fund higher yielding loan growth.

Total deposits were $2.95 billion at March 31, 2007, up slightly from $2.90 billion at December 31, 2006 and from $2.87 billion at March 31, 2006. Federal Home Loan Bank advances totaled $165 million at March 31, 2007, compared to $175 million at December 31, 2006 and $193 million at March 31, 2006.

The Company's return on average assets during the first quarter of 2007 was 0.97 percent, down from 1.18 percent in the fourth quarter of 2006 and from 1.28 percent in the first quarter of 2006. At March 31, 2007, the Company's book value stood at $20.86 per share, versus $20.46 per share at December 31, 2006 and $20.10 per share at March 31, 2006. The decline in return on assets combined with the increase in shareholders' equity resulted in a decline in return on average equity to 7.2 percent in the first quarter of 2007 from 9.6 percent in the first quarter of 2006.

Chemical Financial Corporation is the third largest bank holding company headquartered in Michigan. The Company operates through a single subsidiary bank, Chemical Bank, with 129 banking offices spread over 31 counties in the lower peninsula of Michigan. At March 31, 2007, the Company had total assets of $3.82 billion. Chemical Financial Corporation common stock trades on The Nasdaq Stock Market under the symbol CHFC and is one of the issues comprising the Nasdaq Global Select Market.

Forward-Looking Statements

This press release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and Chemical Financial Corporation itself. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "is likely," "judgment," "plans," "predicts," "projects," "should," "will," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Chemical Financial Corporation undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Risk factors include, but are not limited to, the risk factors described in Item 1A in the Company's Annual Report on Form 10-K for the year ended December 31, 2006; the timing and level of asset growth; changes in banking laws and regulations; changes in tax laws; changes in prices, levies and assessments; the impact of technological advances and issues; governmental and regulatory policy changes; opportunities for acquisitions and the effective completion of acquisitions and integration of acquired entities; the possibility that anticipated cost savings and revenue enhancements from acquisitions, restructurings, reorganizations and bank consolidations may not be realized at all or within expected time frames; and the local and global effects of the ongoing war on terrorism and other military actions, including actions in Iraq. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

Chemical Financial Corporation Announces First Quarter Operating Results

Consolidated Statements of Financial Position (Unaudited)
Chemical Financial Corporation

(In thousands, except per share data)	March 31 2007	December 31 2006	March 31 2006
Assets:
Cash and cash due from banks	$88,116	$135,544	$92,404
Federal funds sold	138,000	49,500	85,600
Interest-bearing deposits with unaffiliated banks	5,210	5,712	22,448

Investment securities - available for sale	520,892	520,867	571,262
Investment securities - held to maturity	92,198	94,564	102,222
Other securities	22,131	22,131	25,683

Loans held for sale	8,739	5,667	5,748

Loans:
Commercial loans	558,190	545,591	521,792
Real estate commercial loans	727,650	726,554	704,547
Real estate construction loans	137,605	145,933	157,087
Real estate residential loans	831,846	835,263	786,121
Consumer loans	541,774	554,319	522,558
Total Loans	2,797,065	2,807,660	2,692,105
Less: Allowance for loan losses	35,016	34,098	34,154
Net Loans	2,762,049	2,773,562	2,657,951

Premises and equipment	49,442	49,475	44,699
Goodwill	69,908	70,129	63,293
Other intangible assets	8,185	8,777	7,529
Interest receivable and other assets	52,623	53,319	59,240
Total Assets	$3,817,493	$3,789,247	$3,738,079

Liabilities:
Noninterest-bearing deposits	$519,984	$551,177	$522,790
Interest-bearing deposits	2,432,051	2,346,908	2,343,349
Total Deposits	2,952,035	2,898,085	2,866,139
Interest payable and other liabilities	24,672	29,235	34,934
Short-term borrowings	178,067	208,969	174,392
Federal Home Loan Bank advances - long-term	145,072	145,072	158,093
Total Liabilities	3,299,846	3,281,361	3,233,558

Shareholders' Equity:
Common stock, $1 par value	24,814	24,828	25,101
Surplus	368,198	368,554	376,501
Retained earnings	132,532	123,454	111,501
Accumulated other comprehensive loss	(7,897)	(8,950)	(8,582)
Total Shareholders' Equity	517,647	507,886	504,521
Total Liabilities and Shareholders' Equity	$3,817,493	$3,789,247	$3,738,079

Chemical Financial Corporation Announces First Quarter Operating Results

Consolidated Statements of Income (Unaudited)
Chemical Financial Corporation

	Three Months Ended March 31
(In thousands, except per share data)	2007	2006
Interest Income:
Interest and fees on loans	$47,366	$43,710
Interest on investment securities:
Taxable	6,135	6,342
Tax-exempt	664	620
Dividends on other securities	216	341
Interest on federal funds sold	1,445	951
Interest on deposits with unaffiliated banks	99	313
Total Interest Income	55,925	52,277

Interest Expense:
Interest on deposits	20,336	15,074
Interest on short-term borrowings	1,908	1,568
Interest on Federal Home Loan Bank advances - long-term	1,907	2,044
Total Interest Expense	24,151	18,686
Net Interest Income	31,774	33,591
Provision for loan losses	1,625	460
Net Interest Income after
Provision for Loan Losses	30,149	33,131

Noninterest Income:
Service charges on deposit accounts	4,968	5,097
Trust and investment services revenue	2,100	2,005
Other charges and fees for customer services	2,442	2,132
Mortgage banking revenue	442	423
Net gains on sales of investment securities	4	-
Other	87	175
Total Noninterest Income	10,043	9,832

Operating Expenses:
Salaries, wages and employee benefits	14,739	14,590
Occupancy	2,589	2,598
Equipment	2,304	2,188
Other	7,126	5,745
Total Operating Expenses	26,758	25,121
Income Before Income Taxes	13,434	17,842
Provision for federal income taxes	4,393	5,945
Net Income	$9,041	$11,897

Net income per share:
Basic	$0.36	$0.47
Diluted	0.36	0.47

Cash dividends per share	$0.285	$0.275

Average shares outstanding:
Basic	24,833	25,097
Diluted	24,849	25,141

Chemical Financial Corporation Announces First Quarter Operating Results

Financial Summary (Unaudited)
Chemical Financial Corporation

	Three Months Ended March 31
(Dollars in thousands)	2007	2006
Average Balances
Total assets	$3,788,768	$3,770,833
Total interest-earning assets	3,553,874	3,535,728
Total loans	2,798,614	2,695,742
Total deposits	2,919,599	2,872,473
Total interest-bearing liabilities	2,728,103	2,708,628
Total shareholders' equity	511,317	503,990

	Three Months Ended March 31
(Dollars in thousands)	2007	2006
Key Ratios (annualized where applicable)
Net interest margin (taxable equivalent basis)	3.62%	3.90%
Efficiency ratio	63.2%	57.3%
Return on average assets	0.97%	1.28%
Return on average shareholders' equity	7.2%	9.6%
Average shareholders' equity as a
percent of average assets	13.5%	13.4%
Tangible shareholders' equity as a
percent of total assets	11.8%	11.8%
Total risk-based capital ratio	17.8%	18.1%

	March 31 2007	December 31 2006	September 30 2006	June 30 2006	March 31 2006
Credit Quality Statistics
Nonaccrual loans	$28,748	$20,239	$23,113	$17,636	$13,902
Loans 90 or more days past due
and still accruing	6,441	6,671	9,505	9,618	5,773
Total nonperforming loans	35,189	26,910	32,618	27,254	19,675
Repossessed assets (RA)	9,250	8,852	10,062	9,615	7,905
Total nonperforming assets	44,439	35,762	42,680	36,869	27,580
Net loan charge-offs (year-to-date)	707	5,650	1,810	1,370	454

Allowance for loan losses as a
percent of total loans	1.25%	1.21%	1.25%	1.22%	1.27%
Allowance for loan losses as a
percent of nonperforming loans	100%	127%	108%	123%	174%
Nonperforming loans as a
percent of total loans	1.26%	0.96%	1.16%	0.99%	0.73%
Nonperforming assets as a
percent of total loans plus RA	1.58%	1.27%	1.51%	1.33%	1.02%
Nonperforming assets as a
percent of total assets	1.16%	0.94%	1.11%	0.99%	0.74%
Net loan charge-offs as a percent of
average loans (year-to-date, annualized)	0.10%	0.20%	0.09%	0.10%	0.07%

	March 31 2007	December 31 2006	September 30 2006	June 30 2006	March 31 2006
Additional Data - Intangibles
Goodwill	$69,908	$70,129	$70,999	$63,293	$63,293
Core deposits and other intangibles	5,886	6,379	7,030	4,743	5,246
Mortgage servicing rights (MSR)	2,299	2,398	2,533	2,193	2,283
Amortization of intangibles (quarter only)	734	857	618	683	718

Chemical Financial Corporation Announces First Quarter Operating Results

Nonperforming Assets (Unaudited)
Chemical Financial Corporation

(Dollars in thousands)	March 31 2007	December 31 2006	September 30 2006	June 30 2006	March 31 2006
Nonaccrual loans:
Commercial	$6,537	$5,867	$6,713	$6,335	$3,014
Real estate commercial	12,975	7,948	8,740	4,788	3,798
Real estate construction-commercial	3,283	2,552	2,017	1,735	3,943
Real estate residential	4,660	2,887	4,455	3,892	2,499
Consumer	1,293	985	1,188	886	648
Total nonaccrual loans	28,748	20,239	23,113	17,636	13,902
Accruing loans contractually past due 90 days or more as to interest or principal payments:
Commercial	2,030	1,693	3,151	1,903	2,238
Real estate commercial	2,342	2,232	3,081	5,569	1,558
Real estate construction-commercial	-	174	-	179	490
Real estate residential	1,350	1,158	1,857	1,618	1,057
Consumer	719	1,414	1,416	349	430
Total accruing loans contractually past due 90 days or more as to interest or principal payments	6,441	6,671	9,505	9,618	5,773
Total nonperforming loans	35,189	26,910	32,618	27,254	19,675
Other real estate and repossessed assets	9,250	8,852	10,062	9,615	7,905
Total nonperforming assets	$44,439	$35,762	$42,680	$36,869	$27,580

Chemical Financial Corporation Announces First Quarter Operating Results

Summary of Loan Loss Experience (Unaudited)
Chemical Financial Corporation

	Three Months Ended
(Dollars in thousands)	March 31 2007	December 31 2006	September 30 2006	June 30 2006	March 31 2006
Allowance for loan losses at beginning of period	$34,098	$35,348	$33,638	$34,154	$34,148
Loans charged off:
Commercial	(429)	(1,056)	(52)	(244)	(37)
Real estate commercial	(74)	(964)	-	(600)	-
Real estate construction	(67)	(1,201)	-	-	-
Real estate residential	(18)	(108)	(101)	(109)	(197)
Consumer	(350)	(677)	(475)	(344)	(480)
Total loan charge-offs	(938)	(4,006)	(628)	(1,297)	(714)
Recoveries of loans previously charged off:
Commercial	99	52	58	138	122
Real estate commercial	1	1	2	1	2
Real estate residential	1	-	1	97	-
Consumer	130	113	127	145	136
Total loan recoveries	231	166	188	381	260
Net loan charge-offs	(707)	(3,840)	(440)	(916)	(454)
Provision for loan losses	1,625	2,590	1,750	400	460
Allowance of branches acquired	-	-	400	-	-
Allowance for loan losses at end of period	$35,016	$34,098	$35,348	$33,638	$34,154

Chemical Financial Corporation Announces First Quarter Operating Results

Selected Quarterly Information (Unaudited)
Chemical Financial Corporation

(In thousands, except per share data)	1st Qtr. 2007	4th Qtr. 2006	3rd Qtr. 2006	2nd Qtr. 2006	1st Qtr. 2006
Summary of Operations
Interest income	$55,925	$56,199	$55,556	$53,391	$52,277
Interest expense	24,151	23,510	22,817	20,174	18,686
Net interest income	31,774	32,689	32,739	33,217	33,591
Provision for loan losses	1,625	2,590	1,750	400	460
Net interest income after provision
for loan losses	30,149	30,099	30,989	32,817	33,131
Noninterest income	10,043	9,901	9,896	10,518	9,832
Noninterest expense	26,758	23,481	24,196	25,076	25,121
Income taxes	4,393	5,291	5,199	6,030	5,945
Net income	$9,041	$11,228	$11,490	$12,229	$11,897

Per Common Share Data
Net income:
Basic	$ 0.36	$ 0.45	$ 0.46	$ 0.49	$ 0.47
Diluted	0.36	0.45	0.46	0.49	0.47
Cash dividends	0.285	0.275	0.275	0.275	0.275
Book value	20.86	20.46	20.51	20.14	20.10